D-Wave Quantum Announces Strategic Development Initiative for Advanced Cryogenic Packaging
New initiative aims to improve packaging capabilities, equipment and processes in order to accelerate both gate model and annealing quantum processor development

PALO ALTO, Calif. – July 30, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave”), a leader in quantum computing systems, software, and services, today announced a new strategic development initiative focused on advanced cryogenic packaging. Designed to advance and scale both gate model and annealing quantum processor development, the initiative builds on D-Wave’s technology leadership in superconducting cryogenic packaging and will expand the company’s multichip packaging capabilities, equipment, and processes. By bolstering its manufacturing efforts with state-of-the-art technology, D-Wave aims to accelerate its cross-platform technology development efforts while maintaining and expanding fundamental components of its supply chain.

As part of this initiative, D-Wave is leveraging deep expertise and processes at the NASA Jet Propulsion Laboratory (“JPL”), a research and development lab federally funded by NASA and managed by Caltech. Harnessing JPL’s superconducting bump-bond process, D-Wave has demonstrated end-to-end superconducting interconnect between chips, work that D-Wave expects will serve as an important foundation for scaling both D-Wave’s annealing architectures and its fluxonium-based gate-model architectures. D-Wave believes that superconducting bump bonds will be key to the scalable control of fluxonium and to interconnectivity in multichip quantum processor architectures. D-Wave is also acquiring equipment and developing processes with a goal to increase circuit densities in its pioneering superconducting printed-circuit-board (“PCB”) manufacturing, required for both scaling to larger processors and supporting analog-digital quantum computing technology.

“Scaling both annealing and gate-model quantum computers requires high performance packaging,” said Dr. Trevor Lanting, chief development officer at D-Wave. “We believe this strategic initiative will allow us to further extend our leadership position in quantum systems technology development and support our exciting and aggressive product roadmap on the path to 100,000 qubits.”

Packaging quantum processors involves unique and demanding requirements, including: compatibility with ultra-low temperature operation, extremely low magnetic fields, and fully superconducting interconnects with no interruptions in superconductivity all the way from on-chip circuitry through to external control wiring. D-Wave's differentiated solution encompasses cryogenic compatible mechanical and electromagnetic design, regularly achieves lower qubit temperatures than most in the industry, and supports coherence times that meet the requirements for error-corrected gate-model quantum computing technology.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

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